Exhibit  99.3

JOINT FILER INFORMATION
21,828 shares of Common Stock, 420,078 shares of Series A-1 Preferred Stock, 464,739 shares of Series A-2 Preferred Stock, 157,243 shares of Series A-3 Preferred Stock, 408,149 shares of Series B Preferred Stock, 131,327 shares of Series C Preferred Stock, 1,274,624 shares of Series D Preferred Stock, 179,746 shares of Series D-1 Preferred Stock, warrants to purchase 228,340 shares of Common Stock at an exercise price of $0.01 per share and warrants to purchase 8,731 shares of Common Stock at an exercise price of $11.1747 per share are held of record by Insight Partners XII, L.P. ("IP XII"); 69 shares of Common Stock, 1,331 shares of Series A-1 Preferred Stock, 1,472 shares of Series A-2 Preferred Stock, 498 shares of Series A-3 Preferred Stock, 1,293 shares of Series B Preferred Stock, 416 shares of Series C Preferred Stock, 2,996 shares of Series D Preferred Stock, 569 shares of Series D-1 Preferred Stock, warrants to purchase 575 shares of Common Stock at an exercise price of $0.01 per share and warrants to purchase 27 shares of Common Stock at an exercise price of $11.1747 per share are held of record by Insight Partners XII (Co-Investors), L.P. ("IP XII Co-Investors"); 988 shares of Common Stock, 19,020 shares of Series A-1 Preferred Stock, 21,043 shares of Series A-2 Preferred Stock, 7,120 shares of Series A-3 Preferred Stock, 18,480 shares of Series B Preferred Stock, 5,946 shares of Series C Preferred Stock, 45,866 shares of Series D Preferred Stock, 8,138 shares of Series D-1 Preferred Stock, warrants to purchase 8,657 shares of Common Stock at an exercise price of $0.01 per share and warrants to purchase 395 shares of Common Stock at an exercise price of $11.1747 per share are held of record by Insight Partners XII (Co-Investors) (B), L.P. ("IP XII Co-Investors B"); 31,083 shares of Common Stock, 570,960 shares of Series A-1 Preferred Stock, 631,662 shares of Series A-2 Preferred Stock, 213,722 shares of Series A-3 Preferred Stock, 554,746 shares of Series B Preferred Stock, 178,496 shares of Series C Preferred Stock, 1,834,623 shares of Series D Preferred Stock, 255,948 shares of Series D-1 Preferred Stock, warrants to purchase 328,410 shares of Common Stock at an exercise price of $0.01 per share and warrants to purchase 12,433 shares of Common Stock at an exercise price of $11.1747 per share are held of record by Insight Partners (Cayman) XII, L.P. ("IP Cayman XII"); 1,784 shares of Common Stock, 34,346 shares of Series A-1 Preferred Stock, 37,997 shares of Series A-2 Preferred Stock, 12,856 shares of Series A-3 Preferred Stock, 33,370 shares of Series B Preferred Stock, 10,737 shares of Series C Preferred Stock, 108,106 shares of Series D Preferred Stock, 14,696 shares of Series D-1 Preferred Stock, warrants to purchase 19,220 shares of Common Stock at an exercise price of $0.01 per share and warrants to purchase 713 shares of Common Stock at an exercise price of $11.1747 per share are held of record by Insight Partners (Delaware) XII, L.P. ("IP Delaware XII”); 5,104 shares of Common Stock, 98,238 shares of Series A-1 Preferred Stock, 108,683 shares of Series A-2 Preferred Stock, 36,773 shares of Series A-3 Preferred Stock, 95,448 shares of Series B Preferred Stock, 30,712 shares of Series C Preferred Stock, 282,898 shares of Series D Preferred Stock, 42,035 shares of Series D-1 Preferred Stock, warrants to purchase 51,245 shares of Common Stock at an exercise price of $0.01 per share and warrants to purchase 2,041 shares of Common Stock at an exercise price of $11.1747 per share are held of record by Insight Partners (EU) XII, S.C.Sp. ("IP EU XII" and together with IP XII, IP XII Co-Investors, IP XII Co-Investors B, IP Cayman XII and IP Delaware XII, collectively, the "IP XII Funds"); 725,646 shares of Series A-1 Preferred Stock, 802,794 shares of Series A-2 Preferred Stock, 271,623 shares of Series A-3 Preferred Stock, 705,039 shares of Series B Preferred Stock, 226,855 shares of Series C Preferred Stock and 90,766 shares of Series D Preferred Stock are held of record by Insight Satellite Co-Invest, L.P. ("Satellite LP") and 584,256 shares of Series A-1 Preferred Stock, 646,372 shares of Series A-2 Preferred Stock, 218,698 shares of Series A-3 Preferred Stock, 567,664 shares of Series B Preferred Stock, 182,653 shares of Series C Preferred Stock and 73,080 shares of Series D Preferred Stock are held of record by Insight Partners Holdings Focus-H, L.P. ("IP Focus-H").

Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of Insight Associates XII, Ltd. (“IA XII Ltd”), which is the general partner of Insight Associates XII, L.P. (“IA XII”), which is the general partner of each of IP XII, IP XII Co-Investors, IP XII Coinvestors B, IP Cayman XII and IP Delaware XII (collectively, the “IP XII Funds”). Insight Associates (EU) XII, S.a.r.l. (“IA EU XII”) is the general partner of IP EU XII. IP XII is the managing member of Insight Satellite Co-Invest GP, LLC (“Satellite GP”), which is the general partner of Satellite LP. Insight Falcon Associates, Ltd. (“Falcon Ltd”) is the general partner of Insight Falcon Partners (A), L.P. (“Falcon LP”), which is in turn the sole member of Insight Venture Management, LLC (“IVM”), which is in turn the sole member of Insight Partners Warehouse GP, LLC (“Warehouse GP”), which is in turn the general partner of IP Focus-H. Holdings is the sole shareholder of each of IA EU XII and Falcon Ltd. The IP XII Funds, IP EU XII, Satellite LP and IP Focus-H are collectively referred to as the “Funds,” and collectively with Holdings, IA XII Ltd., IA XII LP, IA EU XII, Satellite GP, Falcon Ltd, Falcon LP, IVM and Warehouse GP, the “Insight Entities”). As a result, the amounts owned by each of the Funds may be deemed attributable to each of the other Insight Entities.

Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman, and Michael Triplett is a member of the board of managers of Holdings and as such may be deemed to have shared voting and dispositive power over the shares held of record by the Funds. The foregoing is not an admission by any Insight Entity that it is the beneficial owner of the shares held of record by the Funds. Each of the other Insight Entities and Messrs. Horing, Parekh, Lieberman and Triplett disclaims beneficial ownership of the shares held of record by the Funds, except to the extent of its or his pecuniary interest therein, if any.

The address of each of the entities and persons identified in this Exhibit 99.3 is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.